EXHIBIT 4.1
CERTIFICATE OF MEMBERSHIP UNITS

Membership
Number	Units

MINNERGY, LLC A Limited Liability Company Organized Under the Laws of the State of Minnesota
     THIS CERTIFIES THAT                                                              is/are the owner(s) of                                          UNITS (                      ) of the Membership Units of MINNERGY, LLC, a Minnesota limited liability company. Changes in the actual Membership Units held by the Members are reflected in the Certificate of Registration of the Company.
The Membership Units represented by this Certificate may not be transferred or assigned except in compliance with the Member Control Agreement of the Company, a copy of which is available at the principal office of the Company.
IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized President and Secretary as of this                      day of                                         , 20    .

Ron Scherbring, President	Kent Gernander, Secretary

FOR VALUE RECEIVED,                      hereby sell, assign, and transfer unto                                         ,                      Units represented by the within Certificate, and do hereby irrevocably constitute and appoint                                          as my Attorney to transfer such Units on the books of the within named Company with full power of substitution in the premises.
     Dated:                                         ,                     .
In the Presence of

(Witness)

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE MEMBER CONTROL AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.